Exhibit 5.8

Fulbright & Jaworski L.L.P.

A Registered Limited Liability Partnership

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010-3095

www.fulbright.com

telephone:                 (713) 651-5151

July 22, 2005

Loews Cineplex Entertainment Corporation

711 Fifth Avenue

New York, New York 10022

Re:	Registration Statement on Form S-4 (File No. 333-124111)

Ladies and Gentlemen:

We have acted as special counsel in the State of Texas (the “State”) to Cityplace Cinemas, Inc., Fountain Cinemas, Inc., Loews Arlington West Cinemas, Inc., Loews Deauville North Cinemas, Inc., Loews Fort Worth Cinemas, Inc., Loews Houston Cinemas, Inc., and Loews Lincoln Plaza Cinemas, Inc. (the “Guarantors”), all of which are Texas corporations and indirect, wholly owned subsidiaries of Loews Cineplex Entertainment Corporation, a Delaware corporation (the “Issuer”), in connection with (i) the proposed issuance by the Issuer in an exchange offer (the “Exchange Offer”) of $315,000,000 aggregate principal amount of 9% Senior Subordinated Notes due August 1, 2014 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for like principal amount of the Issuer’s outstanding 9% Senior Subordinated Notes due August 1, 2014 (the “Initial Notes”), which have not been, and will not be, so registered, (ii) the guarantee of the Exchange Notes (the “Guarantees”) by the Guarantors, and (iii) the preparation of the registration statement on Form S-4 filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act.

The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of July 30, 2004, (the “Indenture”) between the Issuer, the Guarantors, the other subsidiaries of the Issuer listed on Exhibit H to the Indenture, and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Guarantees are contained in the Indenture and the Guarantees will be issued pursuant to the Indenture. Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Houston • New York • Washington DC • Austin • Dallas • Los Angeles • Minneapolis • San Antonio • Hong Kong • London • Munich

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We have examined such documents and made such other investigation as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Issuer and the Guarantors and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties.

We have further assumed that:

(1) the execution and delivery of the Indenture and the Guarantees benefit, directly or indirectly, each of the Guarantors; and

(2) the warranties, representations and covenants made by the Issuers and the Holders in the Indenture and the other documents related to securities laws are and will remain true and correct in all material respects.

Our opinions set forth herein are limited exclusively to the laws of the State that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with or from any Governmental Authority of the State are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

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Upon the basis of the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, under the applicable laws of the State in effect on the date of this opinion:

1. The Guarantors are validly existing and in good standing under the laws of the State.

2. The Indenture has been duly authorized and executed by the Guarantors.

3. The Guarantees have been duly authorized by the Guarantors.

4. To the extent governed by and construed under the laws of the State, the execution of the Indenture by the Guarantors and the performance by the Guarantors of the applicable terms and provisions thereof do not violate any laws of the State. Further, Guarantors may perform their respective obligations under the Guarantees and the Indenture in a manner that will not violate any laws of the State.

Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, liquidation, conservatorship, receivership, fraudulent or preferential conveyance, moratorium and other laws applicable to creditor’s rights or the collection of debtor’s obligations generally; and (ii) principles of equity which may limit the availability of certain equitable remedies (regardless of whether the application of such principles is considered in a proceeding in equity or at law, including, without limitation, specific performance).

Our opinions set forth above are further subject to the qualification that enforcement of the performance of the documents by the Guarantors may be limited by (i) the power of courts to award damages in lieu of granting equitable remedies and (ii) the provisions of Section 365 of Title 11 of the United States Code, invalidating any contract provision for the termination or modification of any right or obligation under such contract solely because of a provision in such contract that is conditioned on the insolvency or financial condition of the obligor, the commencement of a case under such Title 11 or the appointment of or taking possession by a trustee in a case under such Title 11 or by a custodian for the commencement of such case. We express no opinion as to the validity of provisions in any of the documents relating to irrevocable powers of attorney, subrogation rights, receivership, waiver, release, delay or omission of enforcement of rights or remedies, indemnity (except to the extent permitted by public policy and law), the rights of third parties, or severance.

We express no opinions on the corporate power of the Guarantors to execute the Indenture, the Guarantees or any of the other documents or instruments referred to in this opinion letter. Further, we express no enforceability opinions in this opinion letter.

We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than laws of the United States and the State and its political subdivisions.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein. We also hereby consent to Ropes & Gray LLP relying upon this opinion in providing any opinion to be delivered by them in respect of

Loews Cineplex Entertainment Corporation

the foregoing. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Fulbright & Jaworski LLP

Fulbright & Jaworski LLP